EXHIBIT 10.55
                                                                   -------------

                             SUB-ADVISORY AGREEMENT
                                  on behalf of
                 Templeton International Smaller Companies Fund

     THIS SUB-ADVISORY AGREEMENT is made as of January 23, 2001, by and between TEMPLETON INVESTMENT COUNSEL, LLC ("TIC, LLC"), a limited liability company existing under the laws of Delaware, and TEMPLETON ASSET MANAGEMENT LIMITED ("TAML"), a corporation existing under the laws of Singapore.

                                   WITNESSETH

     WHEREAS, FTTRUST COMPANY ("FTTrust") entered into an Amended and Restated Investment Management Contract on September 11, 2000, with TEMPLETON INVESTMENT COUNSEL, INC. ("TICI") to render investment advisory services to Templeton International Smaller Companies Fund (the "Fund");

     WHEREAS, TICI was merged into TIC, LLC, on January 1, 2001;

     WHEREAS, FTTrust and TIC, LLC seek to engage the services of TAML as a Sub-Advisor to the Fund;

      WHEREAS, Simon Rudolph, Senior Vice President of TIC, LLC and a member of the Fund's portfolio management team, will be residing temporarily in Singapore during which time he will be employed by TAML;

     WHEREAS, FTTrust and TIC, LLC wish to enable Mr. Rudolph to continue to serve as a portfolio manager of the Fund during his TAML employment; and

     WHEREAS, TIC, LLC and TAML are each registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and engaged in the business of supplying investment management services as independent contractors.

     NOW, THEREFORE, in consideration of the covenants and the mutual promises hereinafter set forth, the parties hereto, intending to be legally bound hereby, mutually agree as follows:

     1. FTTrust and TIC, LLC hereby retain TAML, and TAML hereby accepts such engagement, to furnish certain investment advisory services with respect to the assets of the Fund, as more fully set forth herein.

        (a) Subject to the overall policies, control, direction and review of FTTrust's Board of Directors (the "Board") and to the instructions and supervision of FTTrust, TAML agrees to provide certain investment advisory services with respect to securities and investments and cash equivalents in the Fund. FTTrust will continue to have full responsibility for all investment advisory services provided to the Fund. FTTrust acknowledges that the only services that TAML will provide under this Agreement are the portfolio

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management  services of Simon Rudolph while he remains employed by TAML. Nothing in this Agreement grants to TIC, LLC any right to receive any research undertaken by TAML's Emerging Markets Group.

        (b) Both TAML and TIC, LLC may place all purchase and sale orders on behalf of the Fund. The placement of these orders will take place in Ft. Lauderdale, Florida, Nassau, Bahamas or Hong Kong.

        (c) Unless otherwise instructed by TIC, LLC or the Board of Directors of FTTrust (the "Board"), and subject to the provisions of this Agreement and to any guidelines or limitations specified from time to time by TIC, LLC or by the Board, TAML shall report daily all transactions effected by TAML on behalf of the Fund to TIC, LLC and to other entities as reasonably directed by TIC, LLC or the Board.

        (d) For the term of this Agreement, in addition to quarterly reports prepared by TIC, LLC, Simon Rudolph will also prepare a portfolio report in the form and detail as the Board may reasonably request.

        (e) In performing its services under this Agreement, TAML shall adhere to the Fund's investment objective, policies and restrictions as well as diversification, concentration and liquidity considerations as contained in the Fund's Declaration of Trust and Plan of Operation, and will ensure that the Fund will be maintained in accordance with Florida trust law, prudent investor principles and the rules and regulations of the U.S. Comptroller of the Currency.

        (f) In carrying out its duties hereunder, TAML shall comply with all reasonable instructions of the Fund, FTTrust or TIC, LLC in connection therewith. Such instructions may be given by letter, facsimile, e-mail, telex, or telephone confirmed by telex, by the Board or by any other person authorized by a resolution of the Board, provided a certified copy of such resolutions has been supplied to TAML.

     2. In performing the services described above, TAML shall use its best efforts to obtain for the Fund the most favorable price and execution available. Subject to prior authorization of appropriate policies and procedures by the Board, TAML may, to the extent authorized by law and in accordance with the terms of the Fund's Declaration of Trust and Plan of Operation, cause the Fund to pay a broker who provides brokerage and research services an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker would have charged for effecting that transaction, in recognition of the brokerage and research services provided by the broker. To the extent authorized by applicable law, TAML shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of such action.

     3. (a) TIC, LLC shall pay to TAML a fee equal to one-third of the advisory fee paid to TIC, LLC by the Fund, which fee shall be payable in U.S. dollars on the first business day of each month as compensation for the services to be rendered and obligations assumed by TAML during the preceding month. The

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advisory fee under this Agreement  shall be payable on the first business day of the first month following the effective day of this Agreement and shall be reduced by the amount of any advance payments made by TIC, LLC relating to the previous month.

        (b) TIC, LLC and TAML shall share equally in any voluntary reduction or waiver by TIC, LLC of the management fee due under the Investment Management Contract between TIC, LLC and FTTrust on behalf of the Fund.

        (c) If this Agreement is terminated prior to the end of any month, the monthly fee shall be prorated for the portion of any month in which this Agreement is in effect which is not a complete month according to the proportion which the number of calendar days in the month during which the Agreement is in effect bears to the total number of calendar days in the month, and shall be payable within 10 days after the date of termination.

     4. It is understood that the services provided by TAML are not to be deemed exclusive. FTTrust and TIC, LLC acknowledge that TAML may have investment responsibilities, render investment advice to, or perform other investment advisory services to other investment companies and clients, which may invest in the same type of securities as the Fund (collectively, "Clients"). FTTrust and TIC, LLC agree that TAML may give advice or exercise investment responsibility and take such other action with respect to such Clients which may differ from advice given or the timing or nature of action taken with respect to the Fund. In providing services, TAML may use information furnished by others to TIC, LLC and TAML in providing services to other such Clients.

     5. TAML agrees to use its best efforts in performing the services to be provided by it pursuant to this Agreement.

     6. During the term of this Agreement, TAML will pay all expenses incurred by it in connection with the services to be provided by it under this Agreement other than the cost of securities (including brokerage commissions, if any) purchased for the Fund. The Fund, FTTrust and TIC, LLC will be responsible for all of their respective expenses and liabilities.

     7. TAML shall, unless otherwise expressly provided and authorized, have no authority to act for or represent FTTrust, TIC, LLC or the Fund in any way, or in any way be deemed an agent for FTTrust, TIC, LLC or the Fund.

     8. TAML will treat confidentially and as proprietary information of the Fund all records and other information relative to the Fund and prior, present or potential shareholders, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Fund, which approval shall not be unreasonably withheld and may not be withheld where TAML may be exposed to civil or criminal contempt proceedings for failure to comply when requested to divulge such information by duly constituted authorities, or when so requested by the Fund.

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     9. This  Agreement  shall become  effective on January 23, 2001,  and shall continue in effect until Simon Rudolph ceases to be employed by TAML for whatever reason.

     10. (a) Notwithstanding the foregoing, this Agreement may be terminated at any time, without the payment of any penalty, by the Board upon not less than sixty (60) days' written notice to FTTrust, TIC, LLC and TAML, and by FTTrust, TIC, LLC or TAML upon not less than sixty (60) days' written notice to the other party, unless an earlier date shall be agreed upon by both parties.

         (b) This Agreement shall terminate automatically in the event of any transfer or assignment thereof, as defined in the Investment Advisers Act of 1940, and in the event of any act or event that terminates the Investment Management Contract between TIC, LLC and FTTrust on behalf of the Fund.

     11. (a) In the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of its obligations or duties hereunder on the part of TAML, neither TAML nor any of its directors, officers, employees or affiliates shall be subject to liability to FTTrust, TIC, LLC, or the Fund or to any shareholder of the Fund for any error of judgment or mistake of law or any other act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security by the Fund.

         (b) Notwithstanding paragraph 11(a), to the extent that TIC, LLC is found by a court of competent jurisdiction, or the Florida Office of the Comptroller or any other regulatory agency to be liable to the Fund or any shareholder (a "liability"), for any acts undertaken by TAML pursuant to authority delegated as described in Paragraph 1(a), TAML shall indemnify FTTrust, TIC, LLC and each of its affiliates, officers, directors and employees (each a "Franklin Indemnified Party") harmless from, against, for and in respect of all losses, damages, costs and expenses incurred by a Franklin Indemnified Party with respect to such liability, together with all legal and other expenses reasonably incurred by any such Franklin Indemnified Party, in connection with such liability.

     12. Upon termination of TAML's engagement under this Agreement or at the Fund's direction, TAML shall forthwith deliver to the Fund, or to any third party at the Fund's direction, all records, documents and books of accounts which are in the possession or control of TAML and relate directly and exclusively to the performance by TAML of its obligations under this Agreement; provided, however, that TAML shall be permitted to keep such records or copies thereof for such periods of time as are necessary to comply with applicable laws, in which case TAML shall provide the Fund or a designated third party with copies of such retained documents unless providing such copies would contravene such rules, regulations and laws.

         Termination of this Agreement or TAML's engagement hereunder shall be without prejudice to the rights and liabilities created hereunder prior to such termination.

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     13. If any provision of this  Agreement  shall be held or made invalid by a court decision, statute, rule or otherwise, in whole or in part, the other provisions hereof shall remain in full force and effect. Invalid provisions shall, in accordance with the intent and purpose of this Agreement, be replaced by such valid provisions which in their economic effect come as closely as legally possible to such invalid provisions.

     14. FTTrust will furnish to TAML properly certified or authenticated copies of the resolutions of the Board authorizing the appointment of TAML and approving this Agreement as soon as such copies are available.

     15. Any notice or other communication required to be given pursuant to this Agreement shall be in writing and given by personal delivery or by facsimile transmission and shall be effective upon receipt. Notices and communications shall be given:

         (a)   to TAML:

               7 Temasek Boulevard #38-03
               Suntec Tower One
               Singapore  038987

               Facsimile:  011-65-338-7677

         (b)   to FTTrust or TIC, LLC:

               500 East Broward Boulevard
               Suite 1500
               Fort Lauderdale, Florida 33394-3091

               Facsimile:  954-527-2160

     16. This Agreement shall be interpreted in accordance with and governed by the laws of the State of Florida.

     17.  TAML  acknowledges  that it has  received  notice of and  accepts  the limitations of FTTrust's liability as set forth in its Articles of Incorporation. TAML agrees that FTTrust's obligations hereunder shall be limited to the assets of the Fund, and that TAML shall not seek satisfaction of any such obligation from any shareholders of the Fund nor from any trustee, officer, employee or agent of FTTrust.

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     IN WITNESS  WHEREOF,  the parties  hereto have caused this  Agreement to be duly executed by their duly authorized officers and their respective corporate seals to be hereunto duly affixed and attested.



                           FTTRUST COMPANY


                           By:      /s/ Gregory E. Johnson
                                    ----------------------------------------
                                      Gregory E. Johnson, President and CEO

                           Attest:  /s/ Elizabeth M. Knoblock
                                    ----------------------------------------
                                      Elizabeth M. Knoblock


                           TEMPLETON ASSET MANAGEMENT LIMITED



                           By:      /s/ Gregory E. McGowan
                                    ---------------------------------------
                                      Gregory E. McGowan, Director

                           Attest:  /s/ Elizabeth M. Knoblock
                                    ---------------------------------------
                                      Elizabeth M. Knoblock


                           TEMPLETON INVESTMENT COUNSEL, LLC


                           By:      /s/ Gary P. Motyl
                                    ---------------------------------------
                                      Gary P. Motyl, President

                           Attest:  /s/ Elizabeth M. Knoblow
                                    ---------------------------------------
                                      Elizabeth M. Knoblock